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                                                                 Exhibit 23.2



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 1998, which appears in the 1997 Annual Report to Stockholders of H.B. Fuller Company, which is incorporated by reference in the H.B. Fuller Company's Annual Report on Form 10-K for the year ended November 29, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
April 22, 1998